Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and effective November 17, 2004 by and between ENERGYTEC, INC., a Nevada corporation (“Purchaser”) and CRAIG CARPENTER (the “Seller”).

1. Purchase. The Purchaser hereby agrees to purchase, and Seller hereby agrees to sell to the Purchaser, 75,000 shares (the “Shares”) of the $0.00025 par value common stock (the “Common Stock”) of Source Energy Corporation in exchange for $300,000 (the “Purchase Price”).

2. Closing. Payment of the Purchase Price for the Shares to Seller and delivery of one certificate to Purchaser representing the Shares shall occur at a preliminary closing (the “Preliminary Closing”) to be held simultaneously with the closing contemplated by the Asset Purchase Agreement between Purchaser and Source Energy Corporation dated November 17, 2004 (the “Purchase Agreement”) at the offices of Parsons, Behle & Latimer, 201 South Main Street, Suite 1800, Sale Lake City, Utah 84111. At the Preliminary Closing the Purchaser shall make payment of the Purchase Price to the client trust account of Parsons Behle & Latimer (“PBL”) against delivery to PBL of the Shares by official bank check or wire transfer pursuant to instructions of PBL received not less than two business days prior to the Preliminary Closing. The final closing (“Final Closing”) shall occur on the third business day following the date on which all of the common stock of Source Energy Corporation held by the Purchaser is distributed to the stockholders of Purchaser. At the Final Closing PBL shall deliver to Purchaser the certificate for the Shares and to Seller the Purchase Price.

3. Termination Events. This Agreement, including, the right and obligation of the Purchaser to purchase the Shares and the obligation of Seller to sell the Shares to the Purchaser, will terminate immediately on: (a) the date the Purchase Agreement is terminated for any reason, including failure to obtain required stockholder approvals contemplated by the Purchase Agreement.

4. Representations, Warranties, and Covenants of Purchaser. Purchaser hereby represents, warrants, covenants, and agrees with Seller now and as of the date of Final Closing that:

(a) The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, and the Purchaser has been provided with all materials and information requested by the Purchaser, including any information requested to verify any information furnished, and the Purchaser has been provided the opportunity for direct communication between Source Energy Corporation and its representatives and the Purchaser regarding the purchase contemplated by this Agreement, including the opportunity to ask questions of and receive answers from Source Energy Corporation.

(b) The Purchaser is acquiring the Shares for investment for his own account and not with a view to, or for resale in connection with, any distribution thereof, and he understands that the Shares have not been registered under the Securities Act of 1933. The Purchaser will not offer, sell, transfer, pledge, hypothecate, or otherwise dispose of the Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act of 1933 or pursuant to an effective registration statement under the Securities Act of 1933, and, in each case, in accordance with any applicable state securities or “blue sky” laws. To this end, the Purchaser acknowledges that legends to that effect will be placed upon the certificate representing the Shares as set forth below.

(c) Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Purchaser and the consummation of the transactions contemplated hereunder have been duly authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereunder. No consent of any person not a party to this Agreement nor consent of or filing with (including any waiting period) any governmental entity is required to be obtained or performed on the part of Purchaser to execute, deliver, and perform its obligations hereunder. This Agreement constitutes the legally valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor’s rights generally.

(d) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including performance by Purchaser) will (a) violate any statute, regulation, rule, order, decree, charge, or other restriction of any governmental entity to which Purchaser is subject or any provision of the charter or bylaws of Purchaser, or (b) conflict with, result in a breach of, or constitute a default under any arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any encumbrance upon any of its assets).

5. Representations, Warranties, and Covenants of Seller. Seller hereby represents, warrants, covenants, and agrees with Purchaser now and as of the date of Final Closing that:

(a) Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder, no consent of any person not a party to this Agreement is required to be obtained on the part of the Seller to execute, deliver, and perform his obligations hereunder; and this Agreement constitutes the legally valid and binding obligation of the Seller enforceable against him in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor’s rights generally.

(b) Seller is the sole owner of the Shares and no other person or entity has any claim to, or right to receive any of, the Shares. The Shares are free and clear of all liens and encumbrances, whatsoever, and Seller has the full right to convey good and unencumbered title to Purchaser.

(c) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including performance by Seller) will (a) violate any statute, regulation, rule, order, decree, charge, or other restriction of any governmental entity to which Seller is subject, or (b) conflict with, result in a breach of, or constitute a default under any arrangement to which Seller is a party or by which he is bound or to which any of his assets are subject (or result in the imposition of any encumbrance upon any of its assets).

6. Miscellaneous.

(a) This instrument constitutes the sole agreement of the parties with respect to the Shares. Any prior agreements, promises or representations concerning the Shares not included or referenced in this Agreement shall be of no force or effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective transferees, heirs, legal representatives, successors, and assigns.

(b) This Agreement shall be construed in accordance with, and governed by, the laws of the state of Utah. In the event either party sues to obtain equitable or other relief pursuant to this Agreement, the prevailing party shall be entitled to recover all costs, including reasonable attorneys’ fees, from the non-prevailing party.

(c) The provisions of this Agreement may be waived, altered, amended, or repealed, in whole or in part, only on the written consent of all parties hereto. It is intended that each Section of this Agreement shall be viewed as separate and divisible, and in the event that any Section shall be held to be invalid, the remaining Sections shall continue to be in full force and effect.

(d) All of the provisions of this Agreement shall survive the closing of the purchase of the Shares.

IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date first above written.

ENERGYTEC, Inc.

By:	/s/ Frank W Cole
Frank W Cole, President

SELLER

/s/ Craig Carpenter
Craig Carpenter

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